Exhibit 10.8

June 23, 2026

Jessica Oien

Re: Amended and Restated Employment Offer Letter

Dear Jessica:

You are currently a party to an amended and restated employment offer letter with Boundless Bio, Inc. (the “Company”) dated March 5, 2024 (the “Prior Agreement”). As you know, on June 23, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Serapha Bio, Inc., a Delaware corporation (“Serapha”), and Boulder Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Serapha, with Serapha surviving as a wholly owned subsidiary of the Company (the “Merger”).

You and the Company hereby agree to amend and restate the Prior Agreement to memorialize the terms of your continued employment with the Company, as provided in this amended and restated employment letter agreement (this “Amended Agreement”), effective as of July 1, 2026 (the “Effective Date”).

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Duties. Commencing on the Effective Date, you will serve as the Company’s President and will be designated as the Company’s “principal executive officer.” In addition, you will continue to serve as the Company’s Chief Legal Officer and Corporate Secretary. You will perform such duties as are customarily associated with such positions and such other duties as are assigned to you by the Board of Directors of the Company (the “Board”). You will report to the Board. This is an exempt position.
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Exclusive Services. You shall perform your services on a full-time basis at the Company’s headquarters and devote your full working time and attention to the business affairs of the Company and its affiliates. Subject to the terms of the Company’s form of Proprietary Information and Inventions Agreement (the “Proprietary Information and Inventions Agreement”), as described below, this shall not preclude you from (a) devoting time to personal and family investments, (b) participating in industry associations, or (c) serving on up to one outside board with the approval of the Board, provided such activities do not interfere with your duties to the Company, as determined in good faith by the Board.
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Compensation. Your compensation will be as follows:
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Base Salary. You will continue to receive an annual base salary of $480,000, for all hours worked, to be paid in accordance with the Company’s customary payroll procedures.
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Annual Bonus. You will not be eligible to earn any annual performance bonus under the Company’s annual bonus plan for 2026 or thereafter. Notwithstanding the foregoing, your “Target Bonus” for purposes of determining your severance entitlements under the Company’s Severance and Change in Control Severance Plan (the “Severance Plan”) will be equal to 40% of your base salary.

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Additional Monthly Compensation. Commencing on the Effective Date, you will be eligible to receive additional monthly compensation equal to $50,000 for each calendar month during which you are employed by the Company following the Effective Date (which amount will be prorated for any partial month of employment) (the “Additional Monthly Compensation”). The Additional Monthly Compensation will be paid in accordance with the Company’s standard payroll practices. In the event of your termination of employment for any reason, any accrued but unpaid Additional Monthly Compensation will be paid to you no later than the first regularly-scheduled payroll date following the date of termination (or, if your termination date is the date of a Change in Control, upon a Change in Control (as defined in the Company’s 2024 Incentive Award Plan)).
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Transaction Bonus. You will be eligible to earn a transaction bonus, which will be earned and become payable pursuant to the terms set forth in this paragraph (the “Transaction Bonus”). For each calendar month during which you are employed by the Company following the Effective Date, you will accrue $50,000 per month toward the Transaction Bonus (which amount will be prorated for any partial month of employment). Notwithstanding the foregoing, in no event will the Transaction Bonus exceed an aggregate amount of $500,000. The Transaction Bonus will be paid upon the earliest to occur of (i) the closing of a Change in Control, subject to your continued employment through such date, (ii) in the event of the Company’s termination of your employment without Cause (as defined in the Severance Plan) or your resignation for Good Reason (as defined in the Severance Plan) prior to a Change in Control and prior to April 30, 2027, the first regularly-scheduled payday following the effectiveness of the Release (as defined below) (but in no event more than seventy-five (75) days following the termination date), (iii) in the event of your death or Disability (as defined in the Severance Plan) prior to a Change in Control and prior to April 30, 2027, within seventy-five (75) days of your death or Disability, or (iv) April 30, 2027, subject to your continued employment through such date. For the avoidance of doubt, you will not be eligible to receive any portion of the Transaction Bonus if your employment is terminated by the Company for Cause or if you resign without Good Reason.
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New Transaction Bonus. In the event that the Merger Agreement is terminated, and following such termination, the Company enters into a binding term sheet with a new counterparty to effectuate a reverse merger or similar transaction that will result in a Change in Control of the Company, you will receive a one-time bonus equal to $50,000 (the “New Transaction Bonus”). The New Transaction Bonus will be paid on the first regularly-scheduled payroll date following the date such term sheet is executed, subject to your continued employment or service through such execution date.
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Benefits. You will continue to be eligible to participate in all of the employee benefit plans or programs the Company generally makes available to similarly situated employees, pursuant to the terms and conditions of such plans. You will be entitled to paid time off and all holidays in accordance with Company policy. The Company reserves the right to change compensation and benefits provided to its employees from time to time in its discretion.
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Withholding. All amounts payable to you under this Amended Agreement will be subject to appropriate payroll deductions and withholdings.

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Expenses. You will continue to be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by you in furtherance of the Company’s business, with appropriate documentation and in accordance with the Company’s standard policies.
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At-will Employment. Your employment with the Company will be “at-will” at all times, meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this offer. This Amended Agreement in no way represents a fixed-term employment contract. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.
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Accrued Obligations. If your employment terminates for any reason, you are entitled to your fully earned but unpaid base salary, through the date such termination is effective at the rate then in effect, and all other amounts or benefits to which you are entitled under any compensation, retirement or benefit plan of the Company at the time of your termination of employment in accordance with the terms of such plans, including, without limitation, any accrued but unpaid Additional Monthly Compensation, New Transaction Bonus, paid time off and any continuation of benefits required by applicable law (the “Accrued Obligations”).
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Severance. You have previously been designated as a Tier 2 Covered Employee under the Severance Plan, in accordance with the terms of the Severance Plan and your participation agreement thereunder (the “Participation Agreement”). In addition to your Accrued Obligations, subject to your continued compliance with Section 7 of the Severance Plan and any Restrictive Covenant Agreement (as defined in the Severance Plan), and the effectiveness of the Release, your rights to severance under the Severance Plan and your Participation Agreement are hereby amended as set forth in this Amended Agreement. The Severance Plan and your Participation Agreement are hereby amended to be consistent with this Amended Agreement, and to the extent there is any inconsistency between the Severance Plan and your Participation Agreement, on the one hand, and this Amended Agreement, on the other hand, the terms of this Amended Agreement shall control.
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Change in Control Severance. Your employment will automatically terminate effective as of the closing of a Change in Control and such termination will be considered a termination without Cause during the Change in Control Determination Period for purposes of the Severance Plan, your Participation Agreement and this Amended Agreement. Upon such termination, and notwithstanding Section 5.1 of the Severance Plan, you shall be entitled to receive, as the sole severance benefits to which you are entitled, the benefits provided below (the “Change in Control Severance Benefits”):
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A severance payment equal to the sum of (i) twelve (12) months’ Base Pay (as defined in the Severance Plan), plus (ii) 1.0 times your Target Bonus (as defined in the Severance Plan), in each case as in effect immediately prior to the Effective Date, which amount will be paid in a lump sum no later than the date of the closing of the Change in Control.
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A lump sum payment equal to the sum of (i) (A) twelve (12), multiplied by (B) the premium you would have been required to pay for continuation coverage for yourself and your eligible dependents under the Consolidated Omnibus

Budget Reconciliation Act of 1985, as amended (“COBRA”), based on the premium that would have applied as of the termination date (the “COBRA Severance Payment”), plus (ii) a tax gross-up (the “COBRA Gross-Up”) for any federal and state income and employment taxes you are required to pay resulting from the COBRA Severance Payment and from the COBRA Gross-Up (together, the “Aggregate COBRA Severance”), which amount will be paid in a lump sum no later than the date of the closing of the Change in Control.
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The accrued Transaction Bonus through the date of termination. The Transaction Bonus will be paid in a lump sum no later than the date of the closing of the Change in Control.
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Notwithstanding the foregoing, if for any reason you and the Company agree that your employment will not terminate following a Change in Control, you shall nevertheless receive the Change in Control Severance Benefits as if the date of the closing of the Change in Control was your termination date for purposes of the preceding severance provisions, which Change in Control Severance Benefits will be paid in a lump sum no later than the date of the closing of the Change in Control. In such event, you shall no longer have any further rights to severance under the Severance Plan or this Amended Agreement upon any subsequent termination of employment, provided you receive the Change in Control Severance Benefits.
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Non-Change in Control Severance. If your employment terminates as a result of the Company’s termination of your employment without Cause or your resignation for Good Reason, in either case, prior to the occurrence of a Change in Control, notwithstanding Section 4.1 of the Severance Plan, you shall be entitled to receive, as the sole severance benefits to which you are entitled and in lieu of any Change in Control Severance Benefits, the benefits provided below (the “Severance Benefits”):
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A severance payment equal to nine (9) months’ Base Pay (the “Pre-CIC Cash Severance”), which amount will be paid in a lump sum on the first regularly-scheduled payday following the effectiveness of the Release (but in no event more than seventy-five (75) days following the termination date). In addition, subject to and conditioned upon the occurrence of a Change in Control on or prior to March 15 of the calendar year following the calendar year in which your termination date occurs, you will be eligible to receive an additional severance payment equal to (i) the sum of (A) twelve (12) months’ Base Pay, plus (B) 1.0 times your Target Bonus as in effect immediately prior to the Effective Date, less (ii) the Pre-CIC Cash Severance, which amount will be paid in a lump sum on the date of the closing of such Change in Control (but in all events prior to March 15 of the year following the year in which your termination date occurs, if such amount becomes payable).
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A lump sum payment equal to the Aggregate COBRA Severance, which amount will be paid in a lump sum on the first regularly-scheduled payday following the effectiveness of the Release (but in no event more than seventy-five (75) days following the termination date).

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Any accrued Transaction Bonus through the date of termination, which amount will be paid in a lump sum on the first regularly-scheduled payday following the effectiveness of the Release (but in no event more than seventy-five (75) days following the termination date).
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Release. As a condition to your receipt of either the Change in Control Severance Benefits or the Severance Benefits pursuant to the preceding paragraphs, you shall execute and not revoke a general release of all claims in favor of the Company, in substantially the form attached hereto as Exhibit A (the “Release”). In the event the Release does not become effective within the fifty-five (55)-day period following the date of your termination of employment, you will not be entitled to the aforesaid payments and benefits.
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Section 409A. To the extent applicable, this Amended Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Amended Agreement comply with, or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Amended Agreement shall be interpreted to be in compliance with such intention. Any reimbursement of expenses or in-kind benefits payable under this Amended Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of your taxable year following the taxable year in which you incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of yours, and your right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit. Section 9 of the Severance Plan is hereby incorporated herein by reference.
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Company Policies And Proprietary Information and Inventions Agreement. As an employee of the Company, you shall be expected to abide by all of the Company’s policies and procedures and the Company’s employee handbook, if any. You have previously executed and agree to continue to abide by the terms of the Company’s form of Proprietary Information and Inventions Agreement, which shall survive termination of your employment with the Company and the termination of this Amended Agreement. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement would be inadequate, and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach. The Company may modify, revoke, suspend or terminate any of the terms, plans, policies and/or procedures described in the employee handbook, if any, or as otherwise communicated to you, in whole or part, at any time, with or without notice.
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Other Protections. You acknowledge that the Company has provided you with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; (ii) you shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of confidential information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) if you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the confidential information to your attorney and use the confidential information in the court proceeding, if you file any document containing the confidential information under seal, and do not disclose the confidential information, except pursuant to court order. In addition, nothing in this Amended Agreement or the Proprietary Information and Inventions Agreement shall prevent you from (x) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (y) exercising any rights you may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (z) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that you have reason to believe is unlawful.
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Other Agreements. You represent and agree that your performance of your duties for the Company shall not violate any agreements, obligations or understandings that you may have with any third party or prior employer. You agree not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of your former employers. You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information. While employed by the Company, you will not engage in any business activity in competition with the Company nor make preparations to do so. In the event that you wish to undertake a business activity outside the scope of your employment by the Company, which activity you believe entails no conflict with the Company’s activities, you agree to inform the Company of your intentions prior to the initiation of such outside business activity, and you furthermore agree to abide by the Company’s decision as to whether or not there is no conflict. If, in the Company’s sole determination, a conflict exists or is likely to develop, you agree not to undertake such outside business activity.
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Dispute Resolution. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Amended Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Diego, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS arbitration rules. The rules may be found online at www.jamsadr.com or upon written request to the Company. This paragraph is intended to be the exclusive method for resolving any and all claims by the parties against each other relating to your employment; provided that you will retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) claims for unpaid wages or waiting time penalties brought before the California Division of Labor Standards Enforcement (or any similar agency in any applicable jurisdiction other than California) (provided that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this paragraph); and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or the California Department of Fair Employment and Housing (or any similar agency in any applicable jurisdiction other than California); provided, further, that, except as otherwise provided by law, you will not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. Further, nothing in this paragraph is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, including without limitation injunctive relief, in any court of competent jurisdiction pursuant to California Code of Civil Procedure § 1281.8 or any similar statute of an applicable jurisdiction. Seeking any such relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The Company shall pay all costs of arbitration, including without limitation, arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator. Unless otherwise ordered by the arbitrator under applicable law, the Company and you shall each bear its or your own expenses, such as attorneys’ fees, costs and disbursements. Nothing herein shall prevent the Company or you from seeking a statutory award of reasonable attorneys’ fees and costs. Each party warrants that it has had the opportunity to be represented by counsel in the negotiation and execution of this Amended Agreement, including the attorneys’ fees provision herein. Both you and the Company expressly waive your right to a jury trial. You further waive your right to pursue claims against the Company on a class basis; provided, however, that you do not waive your right, to the extent preserved by law, to pursue representative claims against the Company under the California Private Attorney General Act.
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Severability. Whenever possible, each provision of this Amended Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amended Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Amended Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.
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Successors and Assigns. This Amended Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.
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Entire Agreement. This Amended Agreement, the Proprietary Information and Inventions Agreement and the Severance Plan and the Participation Agreement (as amended hereby) constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein and therein, including, without limitation, the Prior Agreement. This Amended Agreement, the Proprietary Information and Inventions Agreement, the Severance Plan, and the Participation Agreement supersede any other such promises, warranties, representations or agreements between you and the Company. This Amended Agreement may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company.
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Indemnification. You are entitled to indemnification in accordance with the Company's bylaws, charter, other organizational documents and applicable law. You are covered as an insured under any contract of directors and officers liability insurance. This paragraph shall survive any termination of your employment or of this Amended Agreement with respect to all of your acts and omissions to act occurring during your employment.
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Governing Law. This Amended Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

If you choose to accept this Amended Agreement under the terms described above, please acknowledge your acceptance by returning a signed copy of this Amended Agreement to our attention.

Sincerely,

Boundless Bio, Inc.

/s/ Zachary D. Hornby

Name: Zachary D. Hornby

Title: CEO

Agreed and Accepted:

I have read and understood this Amended Agreement and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge and agree that no other commitments were made to me in connection with this Amended Agreement except as specifically set forth herein.

/s/ Jessica Oien Date: 6/23/2026

Jessica Oien

Exhibit A

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (“Release”) is entered into between Boundless Bio, Inc., including its officers, directors, employees, managers, agents, and representatives (“Company”), and Jessica Oien (“Employee”) pursuant to the Boundless Bio, Inc. Severance and Change in Control Severance Plan (the “Plan”) and that certain amended and restated employment offer letter, dated as of June [__], 2026, by and between the Company and Employee (the “Amended Offer Letter”).

WHEREAS, Employee is a “Covered Employee” under the Plan;

WHEREAS, Employee’s employment with the Company will terminate effective [_____] (the “Termination Date”);

WHEREAS, the parties agree that Employee is entitled to certain severance benefits under the Plan and the Amended Offer Letter, subject to the effectiveness of this Release; and

WHEREAS, the Company and Employee now wish to fully and finally resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to the Plan, as amended by the Amended Offer Letter, and the [Change in Control Severance Benefits][Severance Benefits] set forth in the Amended Offer Letter, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that Employee would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

1. Severance. In exchange for Employee’s agreement to be bound by the terms of this Release and continued compliance with the terms hereof and of the Plan, including, but not limited to, the release of claims in Section 2, and subject to the occurrence of the effectiveness of this Release prior to the deadline provided in Section 2(d), Employee shall be entitled to receive the following severance benefits, which shall be the exclusive severance benefits to which Employee is entitled under the Plan and the Amended Offer Letter or otherwise as a result of the occurrence of the Termination Date:

[_____]1

2. General Release of Claims by Employee.

(a) Employee, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have

1 NTD: Severance benefits to be inserted at time of termination based on whether Employee will receive Change in Control Severance Benefits or Severance Benefits.

had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by Delaware law or under any applicable insurance policy or indemnification agreement with respect to Employee’s liability as an employee, director or officer of the Company;

(v) Employee’s right to bring to the attention of the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Employee does release his or her right to secure any damages for alleged discriminatory treatment;

(vi) Claims based on any right Employee may have to enforce the Company’s executory obligations under this Release, the Amended Offer Letter or the Plan;

(vii) Claims Employee may have to vested or earned compensation and benefits; and

(viii) Employee’s right to communicate or cooperate with any government agency.

(b) EMPLOYEE ACKNOWLEDGES THAT he OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) Employee understands that this Release shall become effective, irrevocable, and binding upon Employee’s execution of it.

(d) Employee further understands that Employee will not be given any severance benefits under the Plan unless this Release is effective on or before the date that is fifty-five (55) days following the Termination Date. Employee further acknowledges that he or she may not sign this Release prior to the Termination Date.

3. Terminations; Resignations. Employee hereby confirms his or her termination from all offices, directorships and other positions, if any, then held with the Company or any of its affiliates, effective as of the Termination Date, and shall take all actions reasonably requested by the Company to effectuate the foregoing.

4. Employee Representations. Employee represents and warrants that:

(a) Employee has returned to the Company all Company documents (and all copies thereof) and other Company property that Employee had in his or her possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). Employee understands that, even if Employee does not sign this Release, Employee is still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by Employee in connection with his employment with Company pursuant to the terms of such agreement(s). Employee’s compliance with this Section 4 shall be a condition to receipt of any payments under the Plan;

(b) Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Termination Date of Employee’s employment and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Plan or the Amended Agreement;

(c) During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably aware for which Employee might be entitled to compensation pursuant to worker’s compensation law; and

(d) Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as required by applicable law.

5. Confirmation of Continuing Obligations. Employee hereby expressly reaffirms his or her continuing obligations under Section 7 of the Plan and any Restrictive Covenant Agreement (as defined in the Plan), and Employee acknowledges that such obligations shall survive his or her termination of employment.

6. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee.

7. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

8. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Release. This Release has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

9. Governing Law. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

10. Entire Agreement; Amendment. This Release, the Amended Offer Letter, the Employee’s Participation Agreement (as defined in the Plan) and the Plan (and the other agreements referenced therein) constitute the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Employee and an authorized representative of the Company. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company.

11. Counterparts. This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Release by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Release by such party. Such facsimile copies shall constitute enforceable original documents.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

***EMPLOYEE SHALL NOT SIGN THE RELEASE PRIOR TO

THE TERMINATION DATE***

Employee BOUNDLESS BIO, Inc.

By:

Print Name: Print Name:

Title:

Date: Date: